Super Micro Computer Inc. Nasdaq Non-Compliance Update

SAN JOSE, Calif., November 20, 2024 – As previously announced, Super Micro Computer, Inc. (Nasdaq:SMCI) (“SMCI” or the “Company”), a Total IT Solution Provider for AI, Cloud, Storage and 5G/Edge, submitted a compliance plan to Nasdaq on November 18, 2024 with respect to supporting its request for an extension of time to regain compliance with the Nasdaq continued listing requirements. In the compliance plan, the Company indicated that it believes it will be able to file both its Annual Report on Form 10-K for the fiscal year ended June 30, 2024 (the “2024 Form 10-K”) and its Quarterly Report on Form 10-Q for the period ended September 30, 2024 (the “Q1 2025 Form 10-Q”), and become current with its periodic filings within the discretionary period available to the Nasdaq staff to grant.

Consistent with prior announcements, and in accordance with Nasdaq marketplace rules, the Company today announced that the Company received a notification letter from Nasdaq (the “Letter”) stating that the Company is not in compliance with Nasdaq listing rule 5250(c)(1), which requires timely filing of reports with the U.S. Securities and Exchange Commission. The Letter was sent as a result of the Company’s delay in filing its Q1 2025 Form 10-Q and its continued delay in filing its 2024 Form 10-K. The 2024 Form 10-K was due on August 29, 2024 and the Q1 2025 Form 10-Q was due on November 12, 2024. The Company filed Form 12b-25s regarding the 2024 Form 10-K and the Q1 2025 Form 10-Q on August 30, 2024 and November 13, 2024, respectively.

The Letter has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Select Market.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to the timing of the filing of the 2024 Form 10-K and Q1 2025 Form 10-Q. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings.

About Super Micro Computer, Inc.
Supermicro (Nasdaq: SMCI) is a global leader in Application-Optimized Total IT Solutions. Founded and operating in San Jose, California, Supermicro is committed to delivering first to market innovation for Enterprise, Cloud, AI, and 5G Telco/Edge IT Infrastructure. We are a Total IT Solutions Provider with server, AI, storage, IoT, switch systems, software, and support services. Supermicro's motherboard, power, and chassis design expertise further enable our development and production, enabling next generation innovation from cloud to edge for our global customers. Our products are designed and manufactured in-house (in the US, Taiwan, and the Netherlands), leveraging global operations for scale and efficiency and optimized to improve TCO and reduce environmental impact (Green Computing). The award-winning portfolio of Server Building Block Solutions® allows customers to optimize for their exact workload and application by selecting from a broad family of systems built from our flexible and reusable building blocks that support a comprehensive set of form factors, processors, memory, GPUs, storage, networking, power, and cooling solutions (air-conditioned, free air cooling or liquid cooling).

Supermicro, Server Building Block Solutions, and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

Investor Relations Contact:
Nicole Noutsios
email : ir@supermicro.com